Exhibit 99.1

Financial Institutions, Inc.

NEWS RELEASE	220 Liberty Street
For Immediate Release	Warsaw, NY 14569

FINANCIAL INSTITUTIONS, INC. ANNOUNCES SECOND QUARTER 2016 RESULTS

WARSAW, N.Y., July 26, 2016 – Financial Institutions, Inc. (Nasdaq: FISI), today reported financial results for the second quarter ended June 30, 2016. Financial Institutions, Inc. (the “Company”) is the parent company of Five Star Bank, Scott Danahy Naylon Insurance, LLC (“Scott Danahy Naylon”) and Courier Capital, LLC (“Courier Capital”). The Company’s financial results since January 5, 2016 include the results of operations of Courier Capital, our wealth management subsidiary whose business we acquired from Courier Capital Corporation on that date.

Second Quarter 2016 Highlights:

Successful proxy contest defense against Clover Partners, L.P.; Financial Institutions’ director nominees elected with overwhelming shareholder support

Proxy contest expenses of $1.7 million recorded in second quarter
Diluted earnings per share (EPS) of $0.47 in second quarter, up 7% from EPS of $0.44 in prior year
Increased net interest income to a record $25.2 million in the second quarter
Increased noninterest income to $8.9 million in the second quarter, up 38% from $6.5 million in the prior year period

•	Driven by the acquisition of Courier Capital to expand the Company’s investment advisory services

•	Also includes a 12% year-over-year increase in insurance income and investment securities gains

Strong contributions from all three business platforms resulted in return on average tangible common equity of 12.22% (1) for the quarter

Total earning assets reach new record of $3.3 billion, up 6% from a year ago

Total assets increased to $3.6 billion, up $226.1 million or 7% from a year ago

Grew total loans $202.6 million or 10% from a year ago to a record of $2.2 billion

Increased total deposits by $202 million or nearly 8% from a year ago

Quarterly cash dividend of $0.20 per common share represented a 3.09% dividend yield as of June 30, 2016 and a return of 43% of second quarter net income to common shareholders

Shareholders’ equity reached a new record of $322.2 million at June 30, 2016

Common book value per share increased to $20.98 at June 30, 2016

Total risk-based capital remained above 13%, enabling a strong capital position to support future growth

Credit quality remains solid with total non-performing loans to total loans reducing to .30% in the second quarter from .53% last year

Net income for the second quarter 2016 was $7.2 million, compared to $7.6 million for the first quarter 2016, and $6.6 million for the second quarter 2015. After preferred dividends, second quarter 2016 net income available to common shareholders was $6.8 million or $0.47 per diluted share, compared with $7.3 million or $0.50 per diluted share for the first quarter 2016, and $6.2 million or $0.44 per diluted share for the second quarter 2015.

(1) See Appendix A – Reconciliation to Non-GAAP Financial Measures for the computation of this Non-GAAP measure.

The Company’s President and Chief Executive Officer Martin K. Birmingham stated, “We are committed to continuing to deliver results for our customers and shareholders, and in the second quarter of 2016, we did just that. Financial Institutions delivered very solid results in the quarter, with all of our major businesses performing well, despite the distraction and expense of the successfully concluded proxy contest defense. Organic loan production initiatives resulted in strong commercial and residential real estate portfolio growth in the second quarter, with commercial loans and residential real estate loans increasing by 16% and 12% from the second quarter last year, respectively. New records were set for total assets, total earning assets and total loans.

“We feel strongly that our strategic plan is delivering its intended results. Beyond the progress and improvements achieved to date, we continue to have robust opportunities in our markets to further expand as a diversified financial services provider. Our branch expansion initiatives are moving forward with the opening of another Rochester branch later in the year and we continue to assess opportunities in Rochester and Buffalo, resulting from local market disruption. We believe Financial Institutions is primed for continued growth with the right plan, marketplace, people, service and products.”

Kevin B. Klotzbach, the Company’s Chief Financial Officer noted that, “We implemented several initiatives designed to reduce operating expenses late in the first quarter of 2016 and the savings were reflected in the second quarter, although those savings were more than offset by the proxy contest expenses.

“We have adeptly been managing our results despite the current interest rate environment. Our strong loan growth has had an offsetting effect on margin compression. Along with our growing loan portfolio, it is important to observe the Company’s strategic imperative to maintain strong credit quality. In the second quarter we continued to hold up to this high standard. Total loans grew to a record $2.2 billion as we reported a 6% increase from year-end. Since year-end, total non-performing assets have declined to $6.8 million, the allowance for loan losses to non-performing loans has increased to 435% and year-to-date net charge-offs are down from prior year at 0.27%.”

Net Interest Income and Net Interest Margin

Net interest income was $25.2 million in the second quarter 2016 compared to $24.7 million in the first quarter 2016 and $23.4 million in the second quarter 2015. Average earning assets were up $98.7 million, led by a $50.8 million increase in loans in the second quarter of 2016 compared to the first quarter of 2016. When comparing the second quarter 2016 to the same quarter in 2015, average earning assets increased $236.9 million, including increases of $191.1 million and $45.6 million in loans and investment securities, respectively. Second quarter 2016 net interest margin was 3.23%, down 4 basis points from 3.27% for the first quarter of 2016 and down slightly from 3.24% for the second quarter of 2015.

Noninterest Income

Noninterest income was $8.9 million for the second quarter 2016 compared to $9.2 million for the first quarter 2016 and $6.5 million in the second quarter 2015. Included in noninterest income for the first quarter 2016 is $911 thousand of death benefit proceeds from company owned life insurance. Net gain on sale of investment securities totaled $613 thousand and $1.4 million in the first and second quarters of 2016, respectively. Exclusive of these items, noninterest income was $7.5 million in the second quarter 2016 compared to $7.7 million in the first quarter 2016 and $6.5 million in the second quarter 2015. The main factor contributing to the lower noninterest income in the second quarter 2016 compared to the first quarter 2016, other than the decrease in death benefit proceeds from corporate owned life insurance, was a decrease in insurance income. Compared to first quarter 2016, the lower second quarter 2016 insurance income was due in part to contingent commission revenue that is generally received during the first quarter of each year, coupled with the variable nature of the annual renewals of our customers’ insurance policies which causes our quarterly revenue to fluctuate. The higher noninterest income in the second quarter 2016 compared to the second quarter 2015 was primarily the result of an $824 thousand increase in investment advisory income, reflecting the contribution from Courier Capital as part of our strategy to diversify our business lines and increase noninterest income through additional fee-based services.

Noninterest Expense

Noninterest expense was $22.1 million for the second quarter 2016 compared to $21.2 million for the first quarter 2016 and $19.2 million for the second quarter 2015. The increase in noninterest expense in second quarter 2016 compared to first quarter 2016 was primarily a result of professional services associated with responding to the proxy contest with Clover Partners, L.P. The professional services incurred in connection with the proxy contest totaled $360 thousand and $1.7 million in the first and second quarters of 2016, respectively. The higher professional fees in the second quarter 2016 were partly offset by lower salaries and employee benefits as a result of cost reduction initiatives implemented late in the first quarter of 2016. The increase in noninterest expense during the second quarter 2016 compared to the second quarter 2015 was largely due to the higher professional services expense incurred in connection with the proxy contest coupled with higher salaries and employee benefits and occupancy and equipment expenses. The higher year-over-year operating expenses are primarily a result of the Courier Capital acquisition and organic growth initiatives, partly offset by the cost reduction strategies implemented late in the first quarter of 2016.

Income Taxes

Income tax expense was $2.9 million in the second quarter 2016, compared to $2.7 million in the first quarter 2016 and $2.8 million in the second quarter 2015. The effective tax rate was 28.8% for the second quarter 2016, compared with 26.4% for the first quarter of 2016 and 29.5% in the second quarter 2015. The lower effective tax rate in the first quarter of 2016 is a result of the non-taxable death benefit proceeds on corporate owned life insurance received in that quarter.

Balance Sheet and Capital Management

Total assets were $3.59 billion at June 30, 2016, up $69.0 million from $3.52 billion at March 31, 2016 and up $226.1 million from $3.36 billion at June 30, 2015. The increases were attributable to loan growth and higher investment security balances that were funded by deposit growth.

Total loans were $2.21 billion at June 30, 2016, up $96.8 million or 5% from March 31, 2016 and up $202.6 million or 10% from June 30, 2015. The increase in loans is primarily attributable to organic commercial and residential real estate loan growth. Commercial loans totaled $963.6 million as of June 30, 2016, an increase of $55.5 million or 6% from March 31, 2016 and an increase of $134.2 million or 16% from June 30, 2015. Residential real estate loans increased $25.9 million or 7% from March 31, 2016 and $43.2 million or 12% from June 30, 2015.

Total deposits were $2.86 billion at June 30, 2016, a decrease of $102.2 million from March 31, 2016 and an increase of $201.8 million from June 30, 2015. The decrease during the second quarter of 2016 was mainly due to seasonal outflows of municipal deposits, while the year-over-year increase was due to higher municipal deposits and successful business development efforts in both municipal and retail banking. Public deposit balances represented 27% of total deposits at June 30, 2016, compared to 30% at March 31, 2016 and 26% at June 30, 2015.

Short-term borrowings were $338.3 million at June 30, 2016, up $159.1 million from March 31, 2016 and down $12.3 million from June 30, 2015. Short-term borrowings are typically utilized to manage the seasonality of municipal deposits.

Shareholders’ equity was $322.2 million at June 30, 2016, compared with $314.0 million at March 31, 2016 and $284.4 million at June 30, 2015. Common book value per share was $20.98 at June 30, 2016, an increase of $0.52 or 3% from $20.46 at March 31, 2016 and $2.15 or 11% from $18.83 at June 30, 2015. The increases in shareholders’ equity and the common book value per share are attributable to net income, stock issued for the acquisition of Courier Capital and higher net unrealized gains on securities available for sale, a component of accumulated other comprehensive income.

During the second quarter 2016, the Company declared a common stock dividend of $0.20 per common share. The second quarter 2016 dividend returned 43% of second quarter net income to common shareholders.

The Company’s leverage ratio was 7.39% at June 30, 2016, compared to 7.46% at March 31, 2016 and 7.31% at June 30, 2015. The decrease in the leverage ratio from March 31, 2016 was primarily due to an increase in average quarterly assets. The increase in the leverage ratio from June 30, 2015 was due to higher regulatory capital, which excludes changes in accumulated other comprehensive income.

Credit Quality

Non-performing loans were $6.6 million at June 30, 2016, compared to $8.6 million at March 31, 2016 and $10.7 million at June 30, 2015. The $4.1 million decrease from the second quarter 2015 was due to lower commercial non-performing loans resulting from the payoff of one $2.5 million relationship during the third quarter of 2015 and pay-downs on two relationships totaling $1.8 million during the second quarter of 2016. The ratio of non-performing loans to total loans was 0.30% at June 30, 2016 compared with 0.41% at March 31, 2016, and 0.53% at June 30, 2015.

The provision for loans losses for the second quarter 2016 was $2.0 million, a decrease of $416 thousand from the prior quarter and an increase of $664 thousand from the second quarter 2015. Net charge-offs were $1.0 million during the second quarter 2016, an $890 thousand decrease compared to the prior quarter and a $16 thousand increase from the second quarter 2015. The ratio of annualized net charge-offs to total average loans was 0.19% in the current quarter, compared to 0.36% in the prior quarter and 0.20% in the second quarter 2015.

The ratio of allowance for loans losses to total loans was 1.29% at June 30, 2016, compared with 1.30% at March 31, 2016, and 1.37% at June 30, 2015. The ratio of allowance for loans losses to non-performing loans was 435% at June 30, 2016, compared with 322% in the prior quarter and 257% at June 30, 2015.

About Financial Institutions, Inc.

Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank, Scott Danahy Naylon and Courier Capital. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 60 ATMs throughout Western and Central New York State. Scott Danahy Naylon provides a broad range of insurance services to personal and business clients across 44 states. Courier Capital provides customized investment management, investment consulting and retirement plan services to individuals, businesses, institutions, foundations and retirement plans.  Financial Institutions, Inc. and its subsidiaries employ approximately 700 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI and is a member of the NASDAQ OMX ABA Community Bank Index. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Non-GAAP Financial Information

This news release contains financial information, such as tangible common equity, determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of its business and performance trends. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies. Where non-GAAP disclosures are used in this news release, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in Appendix A to this document.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by Section 21E of the Securities Exchange Act of 1934, as amended, that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: the Company’s ability to implement its strategic plan, the Company’s ability to redeploy investment assets into loan assets, whether the Company experiences greater credit losses than expected, whether the Company experiences breaches of its, or third party, information systems, the attitudes and preferences of the Company’s customers, the Company’s ability to successfully integrate and profitably operate Scott Danahy Naylon and Courier Capital, the competitive environment, fluctuations in the fair value of securities in its investment portfolio, changes in the regulatory environment and the Company’s compliance with regulatory requirements, changes in interest rates, general economic and credit market conditions nationally and regionally. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other documents filed with the SEC.  Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

*****

For additional information contact:
Kevin B. Klotzbach	Jordan Darrow
Chief Financial Officer & Treasurer	Darrow Associates
Phone: 585.786.1130	Phone: 512.551.9296
Email: KBKlotzbach@five-starbank.com	Email: jdarrow@darrowir.com

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

	2016		2015
	June 30,	March 31,	December 31,	September 30,	June 30,

SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$67,624	110,944	60,121	51,334	52,554
Investment securities:
Available for sale	619,719	610,013	544,395	577,509	772,639
Held-to-maturity	478,549	476,283	485,717	490,638	320,820

Total investment securities	1,098,268	1,086,296	1,030,112	1,068,147	1,093,459
Loans held for sale	209	609	1,430	1,568	448
Loans:
Commercial business	349,432	317,776	313,758	297,876	292,791
Commercial mortgage	614,141	590,316	566,101	548,529	536,590
Residential real estate loans	408,367	382,504	381,074	376,552	365,172
Residential real estate lines	125,054	126,526	127,347	128,361	128,844
Consumer indirect	696,908	679,846	676,940	665,714	666,550
Other consumer	17,929	18,066	18,542	19,204	19,326

Total loans	2,211,831	2,115,034	2,083,762	2,036,236	2,009,273
Allowance for loan losses	28,525	27,568	27,085	26,455	27,500

Total loans, net	2,183,306	2,087,466	2,056,677	2,009,781	1,981,773
Total interest-earning assets	3,292,528	3,189,582	3,114,530	3,097,315	3,104,631
Goodwill and other intangible assets, net	76,252	76,567	66,946	67,925	68,158
Total assets	3,585,589	3,516,572	3,381,024	3,357,608	3,359,459
Deposits:
Noninterest-bearing demand	626,240	617,394	641,972	623,296	602,143
Interest-bearing demand	560,284	622,443	523,366	563,731	530,861
Savings and money market	960,325	1,042,910	928,175	942,673	910,215
Certificates of deposit	711,156	677,430	637,018	623,800	613,019

Total deposits	2,858,005	2,960,177	2,730,531	2,753,500	2,656,238
Short-term borrowings	338,300	179,200	293,100	241,400	350,600
Long-term borrowings, net	39,025	39,008	38,990	38,972	38,955
Total interest-bearing liabilities	2,609,090	2,560,991	2,420,649	2,410,576	2,443,650
Shareholders’ equity	322,176	313,953	293,844	295,434	284,435
Common shareholders’ equity	304,836	296,613	276,504	278,094	267,095
Tangible common equity (1)	228,584	220,046	209,558	210,169	198,937
Unrealized gain (loss) on investment securities, net of tax	$10,886	7,555	443	5,270	(924)
Common shares outstanding	14,528	14,495	14,191	14,189	14,184
Treasury shares	164	197	207	209	214
CAPITAL RATIOS AND PER SHARE DATA:
Leverage ratio	7.39%	7.46	7.41	7.29	7.31
Common equity Tier 1 ratio	9.63%	9.83	9.77	9.74	9.50
Tier 1 risk-based capital	10.33%	10.56	10.50	10.49	10.25
Total risk-based capital	13.08%	13.39	13.35	13.37	13.17
Common equity to assets	8.50%	8.43	8.18	8.28	7.95
Tangible common equity to tangible assets (1)	6.51%	6.40	6.32	6.39	6.04
Common book value per share	$20.98	20.46	19.49	19.60	18.83
Tangible common book value per share (1)	$15.73	15.18	14.77	14.81	14.03
Stock price (Nasdaq: FISI):
High	$29.49	29.53	29.04	25.21	25.50
Low	$24.56	25.38	24.05	23.54	22.50
Close	$26.07	29.07	28.00	24.78	24.84

(1) See Appendix A – Reconciliation to Non-GAAP Financial Measures for the computation of this Non-GAAP measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

	Six months ended		2016		2015
	June 30,		Second	First	Fourth	Third	Second
	2016	2015	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED INCOME STATEMENT DATA:
Interest income	$55,881	50,956	28,246	27,635	27,487	27,007	25,959
Interest expense	5,963	4,405	3,047	2,916	2,856	2,876	2,555

Net interest income	49,918	46,551	25,199	24,719	24,631	24,131	23,404
Provision for loan losses	4,320	4,029	1,952	2,368	2,598	754	1,288

Net interest income after provision
for loan losses	45,598	42,522	23,247	22,351	22,033	23,377	22,116

Noninterest income:
Service charges on deposits	3,479	3,843	1,755	1,724	1,862	2,037	1,964
Insurance income	2,855	2,665	1,183	1,672	1,236	1,265	1,057
ATM and debit card	2,746	2,476	1,421	1,325	1,311	1,297	1,283
Investment advisory	2,608	1,028	1,365	1,243	642	523	541
Company owned life insurance	1,854	960	486	1,368	514	488	493
Investments in limited partnerships	92	529	36	56	30	336	55
Loan servicing	228	263	112	116	87	153	96
Net gain on sale of loans held for sale	156	108	78	78	88	53	39
Net gain on investment securities	2,000	1,062	1,387	613	640	286	—
Net gain on sale of other assets	86	20	82	4	7	—	16
Amortization of tax credit investment	—	—	—	—	—	(390)	—
Other	2,029	1,798	1,011	1,018	2,163	957	911

Total noninterest income	18,133	14,752	8,916	9,217	8,580	7,005	6,455

Noninterest expense:
Salaries and employee benefits	22,432	20,829	10,818	11,614	11,332	10,278	10,606
Occupancy and equipment	7,289	7,074	3,664	3,625	3,365	3,417	3,375
Professional services	4,280	1,834	2,833	1,447	1,604	1,064	866
Computer and data processing	1,717	1,512	913	804	895	779	810
Supplies and postage	1,058	1,071	464	594	544	540	508
FDIC assessments	877	833	441	436	442	444	415
Advertising and promotions	724	477	347	377	331	312	238
Goodwill impairment charge	—	—	—	—	751	—	—
Other	4,961	4,617	2,640	2,321	2,564	2,484	2,418

Total noninterest expense	43,338	38,247	22,120	21,218	21,828	19,318	19,236

Income before income taxes	20,393	19,027	10,043	10,350	8,785	11,064	9,335
Income tax expense	5,624	5,641	2,892	2,732	2,150	2,748	2,750

Net income	14,769	13,386	7,151	7,618	6,635	8,316	6,585

Preferred stock dividends	731	731	366	365	365	366	366

Net income available to common shareholders	$14,038	12,655	6,785	7,253	6,270	7,950	6,219

FINANCIAL RATIOS:
Earnings per share – basic	$0.97	0.90	0.47	0.50	0.44	0.56	0.44
Earnings per share – diluted	$0.97	0.90	0.47	0.50	0.44	0.56	0.44
Cash dividends declared on common stock	$0.40	0.40	0.20	0.20	0.20	0.20	0.20
Common dividend payout ratio	41.24%	44.44	42.55	40.00	45.45	35.71	45.45
Dividend yield (annualized)	3.09%	3.25	3.09	2.77	2.83	3.20	3.23
Return on average assets	0.86%	0.85	0.82	0.90	0.78	0.99	0.81
Return on average equity	9.48%	9.43	9.07	9.91	8.86	11.41	9.19
Return on average common equity	9.54%	9.49	9.10	10.00	8.89	11.60	9.24
Return on average tangible common equity (1)	12.86%	12.73	12.22	13.54	11.73	15.47	12.37
Efficiency ratio (2)	63.97%	61.13	65.03	62.90	64.55	59.46	62.00

(1) See Appendix A – Reconciliation to Non-GAAP Financial Measures for the computation of this Non-GAAP measure.

(2) Efficiency ratio equals noninterest expense less other real estate expense and amortization and impairment of goodwill and other intangible assets as a percentage of net revenue, defined as the sum of tax-equivalent net interest income and noninterest income before net gains on investment securities, proceeds from company owned life insurance, adjustments to contingent liabilities and amortizations of tax credit investment.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)

(Amounts in thousands)

	Six months ended		2016		2015
	June 30,		Second	First	Fourth	Third	Second
	2016	2015	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE BALANCES:
Federal funds sold and interest-earning deposits	$193	75	316	70	—	—	26
Investment securities (1)	1,051,411	969,091	1,075,220	1,027,602	1,049,217	1,067,815	1,029,640
Loans:
Commercial business	323,022	274,729	329,901	316,143	297,033	297,216	284,535
Commercial mortgage	594,251	494,095	606,360	582,142	554,327	545,875	509,317
Residential real estate loans	386,952	356,658	391,826	382,077	379,189	371,318	357,442
Residential real estate lines	126,264	129,305	125,212	127,317	127,688	127,826	129,167
Consumer indirect	680,927	662,982	683,722	678,133	671,888	663,884	664,222
Other consumer	17,744	19,290	17,562	17,926	18,626	18,680	18,848

Total loans	2,129,160	1,937,059	2,154,583	2,103,738	2,048,751	2,024,799	1,963,531
Total interest-earning assets	3,180,764	2,906,225	3,230,119	3,131,410	3,097,968	3,092,614	2,993,197
Goodwill and other intangible assets, net	76,380	68,410	76,437	76,324	67,692	68,050	68,294
Total assets	3,456,605	3,189,721	3,507,760	3,405,451	3,353,702	3,343,802	3,263,111
Interest-bearing liabilities:
Interest-bearing demand	575,960	556,564	579,497	572,424	545,602	516,448	561,570
Savings and money market	991,770	884,709	1,017,911	965,629	960,768	903,491	929,701
Certificates of deposit	678,521	609,169	698,505	658,537	628,944	619,459	616,145
Short-term borrowings	217,576	239,103	213,826	221,326	241,957	329,050	226,577
Long-term borrowings, net	39,006	16,618	39,015	38,997	38,979	38,962	33,053

Total interest-bearing liabilities	2,502,833	2,306,163	2,548,754	2,456,913	2,416,250	2,407,410	2,367,046
Noninterest-bearing demand deposits	619,751	576,011	621,912	617,590	619,423	625,131	587,396
Total deposits	2,866,002	2,626,453	2,917,825	2,814,180	2,754,737	2,664,529	2,694,812
Total liabilities	3,143,426	2,903,560	3,190,589	3,096,263	3,056,541	3,054,573	2,975,762
Shareholders’ equity	313,179	286,161	317,171	309,188	297,161	289,229	287,349
Common equity	295,839	268,821	299,831	291,848	279,821	271,889	270,009
Tangible common equity (2)	$219,459	200,411	223,394	215,524	212,129	203,839	201,715
Common shares outstanding:
Basic	14,415	14,071	14,434	14,395	14,095	14,087	14,078
Diluted	14,477	14,118	14,489	14,465	14,163	14,139	14,121
SELECTED AVERAGE YIELDS:
(Tax equivalent basis)
Investment securities	2.48%	2.46	2.48	2.48	2.47	2.46	2.44
Loans	4.19%	4.22	4.17	4.21	4.22	4.16	4.18
Total interest-earning assets	3.63%	3.63	3.61	3.64	3.63	3.57	3.58
Interest-bearing demand	0.14%	0.13	0.14	0.14	0.15	0.15	0.14
Savings and money market	0.13%	0.12	0.13	0.13	0.14	0.14	0.12
Certificates of deposit	0.88%	0.86	0.89	0.88	0.88	0.89	0.87
Short-term borrowings	0.63%	0.37	0.65	0.62	0.49	0.41	0.38
Long-term borrowings, net	6.33%	6.20	6.33	6.34	6.34	6.34	6.23
Total interest-bearing liabilities	0.48%	0.38	0.48	0.48	0.47	0.47	0.43
Net interest rate spread	3.15%	3.25	3.13	3.16	3.16	3.10	3.15
Net interest rate margin	3.25%	3.33	3.23	3.27	3.26	3.20	3.24

(1) Includes investment securities at adjusted amortized cost.

(2) See Appendix A – Reconciliation to Non-GAAP Financial Measures for the computation of this Non-GAAP measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands)

	2016		2015
	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter

ASSET QUALITY DATA:
Allowance for Loan Losses
Beginning balance	$27,568	27,085	26,455	27,500	27,191
Net loan charge-offs (recoveries):
Commercial business	(27)	502	133	68	(73)
Commercial mortgage	2	(1)	23	12	194
Residential real estate loans	34	21	110	37	38
Residential real estate lines	44	—	24	30	116
Consumer indirect	904	1,328	1,519	1,475	645
Other consumer	38	35	159	177	59

Total net charge-offs	995	1,885	1,968	1,799	979
Provision for loan losses	1,952	2,368	2,598	754	1,288

Ending balance	$28,525	27,568	27,085	26,455	27,500

Net charge-offs (recoveries) to average loans (annualized):
Commercial business	-0.03%	0.64	0.18	0.09	-0.10
Commercial mortgage	0.00%	0.00	0.02	0.01	0.15
Residential real estate loans	0.03%	0.02	0.12	0.04	0.04
Residential real estate lines	0.14%	0.00	0.07	0.09	0.36
Consumer indirect	0.53%	0.79	0.90	0.88	0.39
Other consumer	0.87%	0.79	3.39	3.76	1.26
Total loans	0.19%	0.36	0.38	0.35	0.20
Supplemental information (1)
Non-performing loans:
Commercial business	$2,312	4,056	3,922	3,064	4,643
Commercial mortgage	1,547	1,781	947	1,802	3,070
Residential real estate loans	1,485	1,601	1,848	2,092	2,028
Residential real estate lines	182	165	235	223	219
Consumer indirect	1,015	943	1,467	1,292	728
Other consumer	15	21	21	20	20

Total non-performing loans	6,556	8,567	8,440	8,493	10,708
Foreclosed assets	281	187	163	286	165
Total non-performing assets	$6,837	8,754	8,603	8,779	10,873

Total non-performing loans to total loans	0.30%	0.41	0.41	0.42	0.53
Total non-performing assets to total assets	0.19%	0.25	0.25	0.26	0.32
Allowance for loan losses to total loans	1.29%	1.30	1.30	1.30	1.37
Allowance for loan losses to non-performing loans	435%	322	321	311	257

(1) At period end.

FINANCIAL INSTITUTIONS, INC.
Appendix A — Reconciliation to Non-GAAP Financial Measures (Unaudited)
(In thousands, except per share amounts)

	Six months ended		2016			2015
	June 30,		Second	First	Fourth	Third	Second
	2016	2015	Quarter	Quarter	Quarter	Quarter	Quarter
Ending tangible assets:
Total assets			3,585,589	3,516,572	3,381,024	3,357,608	3,359,459
Less: Goodwill and other intangible assets, net			76,252	76,567	66,946	67,925	68,158

Tangible assets			3,509,337	3,440,005	3,314,078	3,289,683	3,291,301

Ending tangible common equity:
Common shareholders’ equity			304,836	296,613	276,504	278,094	267,095
Less: Goodwill and other intangible assets, net			76,252	76,567	66,946	67,925	68,158

Tangible common equity			228,584	220,046	$209,558	210,169	198,937

Tangible common equity to tangible assets (1)			6.51%	6.40	6.32	6.39	6.04
Common shares outstanding			14,528	14,495	14,191	14,189	14,184
Tangible common book value per share (2)			15.73	15.18	14.77	14.81	14.03
Average tangible assets:
Average assets	$3,456,605	3,189,721	3,507,760	3,405,451	3,353,702	3,343,802	3,263,111
Less: Average goodwill and other intangible assets	76,380	68,410	76,437	76,324	67,692	68,050	68,294

Average tangible assets	$3,380,225	3,121,311	3,431,323	3,329,127	3,286,010	3,275,752	3,194,817

Average tangible common equity:
Average common equity	$295,839	268,821	299,831	291,848	279,821	271,889	270,009
Less: Average goodwill and other intangible assets	76,380	68,410	76,437	76,324	67,692	68,050	68,294

Average tangible common equity	$219,459	200,411	223,394	215,524	212,129	203,839	201,715

Net income available to common shareholders	$14,038	12,655	6,785	7,253	6,270	7,950	6,219
Return on average tangible common equity (3)	12.86%	12.73	12.22	13.54	11.73	15.47	12.37

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by common shares outstanding.

(3) Net income available to common shareholders (annualized) divided by average tangible common equity.